SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

WESTERN ASSET INFLATION-LINKED

OPPORTUNITIES & INCOME FUND

(Name of Registrant as Specified in Its Charter)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by the registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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WESTERN ASSET INFLATION-LINKED OPPORTUNITIES & INCOME FUND

(NYSE—WIW)

620 Eighth Avenue, 49th Floor

New York, New York 10018

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF

SHAREHOLDERS TO BE HELD ON APRIL 24, 2020

The following Notice of Change of Location relates to the proxy statement (the “Proxy Statement”) of Western Asset Inflation-Linked Opportunities & Income Fund (the “Fund”), dated March 30, 2020, furnished to shareholders of the Fund in connection with the solicitation of proxies by the Board of Trustees of the Fund for use at the Fund’s 2020 Annual Meeting of Shareholders (the “Meeting”) to be held on Friday, April 24, 2020. This Supplement is being filed with the Securities and Exchange Commission to provide notice of a change of location of the Meeting and is being made available to shareholders on or about April 13, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION

OF THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 24, 2020

To the shareholders of Western Asset Inflation-Linked Opportunities & Income Fund (the “Fund”):

Due to the public health impact of the coronavirus pandemic (“COVID-19”) and to support the health and well-being of our shareholders, NOTICE IS HEREBY GIVEN that the location of the 2020 Annual Meeting of Shareholders (the “Meeting”) of the Fund has been changed. As previously announced, the Meeting will be held on Friday, April 24, 2020 at 10:00 a.m. Eastern Time. In light of public health concerns regarding COVID-19, the Meeting will be held in a virtual meeting format only. The Annual Meeting will be accessible solely by means of remote communication.

As described in the proxy materials for the Meeting previously distributed, the Board of Trustees of the Fund has fixed the close of business on March 25, 2020 as the record date for the determination of shareholders of the Fund entitled to notice of and to vote at the Meeting or any postponement or adjournment thereof. To participate in the Meeting at http://www.meetingcenter.io/208521369, you must enter the Meeting ID (208521369) and password (WIW2020). You must also enter the control number found on your proxy card, voting instruction form or notice you previously received. You may vote during the Meeting by following the instructions available on the Meeting website during the Meeting.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Meeting. To register you must submit proof of your proxy power (legal proxy) reflecting your Fund holdings along with your name and email address to Computershare Fund Services, the Fund’s proxy solicitor. You may forward an email from your intermediary or attach an image of your legal proxy to legalproxy@computershare.com. Requests for registration must be received no later than 9:00 a.m., Eastern Time, on Tuesday, April 21, 2020. You will receive a confirmation email from Computershare of your registration and a control number that will allow you to vote at the Meeting.

Whether or not you plan to attend the Meeting, we urge you to authorize a proxy to vote your shares in advance of the Meeting by one of the methods described in the proxy materials for the Meeting. The Proxy Statement is available on the Internet at www.proxy-direct.com/lmf-31220. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Meeting.

By Order of the Board of Trustees

Robert I. Frenkel
Secretary
April 13, 2020